                                                           Exhibit No. EX-99.j.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the  Pre-Effective  Amendment to the
Registration Statement on Form N-1A of the Academy Funds Trust and to the use of
our report dated  December 20, 2007 on the  financial  statements of the Academy
Core Equity Fund and Academy Select  Opportunities Fund, each a series of shares of Academy Funds Trust.  Such  financial  statements are included in the Trust's
Statement of Additional Information.

                                             TAIT WELLER & BAKER, LLP

Philadelphia, Pennsylvania
December 20, 2007